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             EMPLOYEE BENEFITS AND COMPENSATION ALLOCATION AGREEMENT


          This Employee Benefits and Compensation Allocation Agreement is entered into as of February 14, 1997 between FHP International Corporation, a Delaware corporation ("FHP"), and Talbert Medical Management Holdings Corporation, a Delaware corporation ("Holdings").


                                    RECITALS

          WHEREAS, FHP has agreed to merge (the "FHP Merger") with PacifiCare Health Systems, Inc., pursuant to an Amended and Restated Agreement and Plan of Reorganization dated as of November 11, 1996 (the "FHP Merger Agreement").

          WHEREAS, in connection with the FHP Merger, FHP intends to sell its shares of common stock of Talbert Medical Management Corporation, a Delaware corporation ("TMMC"), and Talbert Health Services Corporation, a Delaware corporation ("THSC"), to Holdings in exchange for subscription rights to purchase shares of Holdings' common stock (the "Rights"), which Rights are to be distributed to FHP's stockholders as a portion of the consideration in the FHP Merger (the "Offering").

          WHEREAS, if upon the expiration of the Rights (the "Expiration Date"), FHP holds less than a majority of the shares of Holdings' common stock, Holdings (including TMMC and THSC) will not be a subsidiary of FHP.


                                    AGREEMENT

          NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the parties hereby agree as follows:


                       ARTICLE 1.  PURPOSE AND DEFINITIONS

          SECTION 1.1 PURPOSE. The purpose of this Agreement is to set forth the agreement of the parties regarding (a) the provision of employee benefits after the Expiration Date to the Talbert Individuals (as defined below), and (b) the disposition after the Expiration Date of various employee benefit plans which cover Talbert Individuals.

          SECTION 1.2 DEFINITIONS. In addition to the terms defined in the text hereof, for the purpose of this Agreement the following terms will have the following meanings (applicable to both the singular and plural forms of the terms defined):

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          "Agreement" means this Employee Benefits and Compensation Allocation
Agreement between FHP and Holdings, including any appendices attached hereto, as amended or supplemented.

          "FHP Individual" means any person who immediately after the Expiration Date is a current or former officer or employee of FHP or any entity which is a member of the same controlled group of corporations (within the meaning of Section 1563(a) of the Internal Revenue Code of 1986, as amended (the "Code")) as FHP (after giving effect to the Offering) or any current or former director of FHP, who does not then become exclusively a Talbert Individual, and any duly designated legal representative or beneficiary of any FHP Individual.

          "Talbert Individual" means (i) for all references in this Agreement excluding Articles 2 and 7, the active employees and former employees of Holdings (including TMMC and THSC), their dependents, beneficiaries, and alternate payees under qualified domestic relations orders, (ii) for all references in Article 2 of this Agreement, the individuals described in clause
(i) as well as the employees and former employees of the professional medical and dental corporations that are listed on Appendix A attached hereto, their dependents, beneficiaries, and alternate payees under qualified domestic relations orders, and (iii) for all references in Article 7, any person who immediately after the Expiration Date is a current officer or employee of Holdings (including TMMC and THSC) and, for purposes of clause (i), (ii) or
(iii), who is not immediately after the Expiration Date also an FHP Individual, and any duly designated legal representative or beneficiary of any such Talbert Individual.


                           ARTICLE 2.  QUALIFIED PLANS

          SECTION 2.1 MONEY PURCHASE PENSION PLAN. FHP sponsors the FHP Money Purchase Pension Plan (the "Pension Plan"), which covers Talbert Individuals, as well as employees of FHP and its subsidiaries. A portion of the assets and liabilities of the Pension Plan are attributable to Talbert Individuals. As soon as administratively feasible following the Expiration Date, Holdings will establish a plan (and accompanying trust) to which the account balances attributable to Talbert Individuals in the Pension Plan will be directly transferred. Such plan will comply with all applicable provisions of the Code, including, without limitation, Code Section 411(d). As soon as administratively feasible following the Expiration Date, Holdings will submit such plan and trust to the Internal Revenue Service for a determination of its qualified status and tax-exempt status under Code Sections 401 and 501(a). Holdings will amend such plan and trust as and if requested by the Internal Revenue Service as a condition of granting a favorable determination of the tax-qualified and tax-exempt status of such plan and trust. As soon as administratively feasible following the Expiration Date, FHP will cause the trustee of the Pension Plan to transfer to the trust established by Holdings the assets and liabilities of the Pension Plan attributable to Talbert Individuals. Such assets (other than the real estate assets) will be distributed in-kind based on the investments of the accounts of the Talbert Individuals, and a tenancy in common interest will be transferred with respect to


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the real estate assets.  Holdings will be responsible for all required governmental compliance testing, reporting, disclosure and funding with respect to the plan established by Holdings pursuant to this Section 2.1 (including without limitation, the obligation to file Forms 5500). Holdings will have the same power and authority to amend or terminate coverage under said successor plan as held by FHP under the Pension Plan.

          Notwithstanding anything else contained herein to the contrary, the parties to this Agreement anticipate that the Investment Committees of the Pension Plan and the plan established by Holdings (the "Holdings Plan") will enter into an agreement (the "Real Estate Disposition Agreement") to provide for the prompt disposition and maintenance pending disposition of certain real estate assets which will be held as a tenancy in common following the Expiration Date by the trustee of the Pension Plan and the trustee of the Holdings Plan. Consistent with the preceding sentence, Holdings will as soon as practicable appoint the members of the Investment Committee for the Holdings Plan. In addition, the parties to this Agreement anticipate that the respective Committees will negotiate and execute the Real Estate Disposition Agreement within 30 days or such later date as may be mutually agreed to by the Investment Committees. In the event that the Investment Committees are unable to reach agreement with respect to the Real Estate Disposition Agreement, the Investment Committees will appoint a qualified real estate professional to determine whether the terms of a proposed disposition are fair and reasonable.

          SECTION 2.2    EMPLOYEE STOCK OWNERSHIP PLAN.

               (a) FHP ESOP. FHP sponsors the FHP International Corporation Employee Stock Ownership Plan (the "FHP ESOP"), which covers Talbert Individuals, as well as employees of FHP and its subsidiaries. FHP will amend, if necessary, the FHP ESOP or otherwise establish appropriate administrative procedures to allow participants to direct the trustee of the FHP ESOP with respect to the exercise of any Rights which are attributable to shares of FHP allocated to their accounts pursuant to the FHP Merger. Such amendment or procedures will also provide for the exercise of Rights by the trustee (or pursuant to some other method determined to be appropriate by the Committee which administers the FHP
     ESOP) which are attributable to shares of FHP which are unallocated under the FHP ESOP, if any.

               (b) HOLDINGS ESOP. A portion of the assets and liabilities of the FHP ESOP are attributable to Talbert Individuals. As soon as administratively feasible following the Expiration Date, Holdings will establish a plan (and accompanying trust) to which the account balances attributable to Talbert Individuals in the FHP ESOP will be directly transferred. Such plan will comply with all applicable provisions of the Code, including, without limitation, Code Section 411(d). As soon as administratively feasible following the Expiration Date, Holdings will submit such plan and trust to the Internal Revenue Service for a determination of its qualified status and tax-exempt status under Code Sections 401 and 501(a). Holdings will amend such plan and trust as and if requested by the Internal Revenue Service as a condition of granting a favorable determination of the tax-qualified and tax-exempt status of such plan and trust. As soon as administratively feasible following the Expiration Date, FHP will cause the


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     trustee of the FHP ESOP to transfer to the trust established by Holdings the assets and liabilities of the FHP ESOP attributable to Talbert Individuals. Such assets will be distributed in-kind based on the investments of the accounts of the Talbert Individuals under the FHP ESOP. Holdings will be responsible for all required governmental compliance testing, reporting, disclosure and funding with respect to the plan established by Holdings pursuant to this section (including without limitation, the obligation to file Forms 5500). Holdings will have the same power and authority to amend or terminate coverage under said successor plan as held by FHP under the FHP ESOP.


       ARTICLE 3.  COMPENSATION; NON-QUALIFIED DEFERRED COMPENSATION PLANS

          SECTION 3.1 ASSUMPTION OF FHP'S OBLIGATIONS. Holdings will, as of the Expiration Date, assume the obligations of FHP and Holdings (including TMMC and THSC) to Talbert Individuals under the FHP International Corporation Deferred Compensation Plan. Holdings will adopt one or more non-qualified deferred compensation plans under which the liabilities assumed by Holdings will be provided to Talbert Individuals. FHP will amend the FHP International Corporation Deferred Compensation Plan to provide that no distribution of benefits will take place as a result of the Offering. In addition, as soon as administratively feasible following the Expiration Date, Holdings will establish a grantor trust to which the balance of the Holdings subtrust maintained under the FHP International Corporation Master Trust Agreement will be directly transferred in-kind.

          SECTION 3.2 FICA TAX OBLIGATIONS. Holdings will, as of the Expiration Date, assume any obligation of FHP, if any, to pay FICA, Medicare, income tax withholding and similar taxes for any benefits earned by or owed to the Talbert Individuals under the FHP International Corporation Deferred Compensation Plan, whether before or after the Expiration Date.

          SECTION 3.3 AMENDMENT OR TERMINATION BY HOLDINGS. Holdings will have the same power and authority as held by FHP under the FHP International Corporation Deferred Compensation Plan to amend or terminate benefits under the Holdings successor plan contemplated by Section 3.1.

                     ARTICLE 4.  MEDICAL AND DENTAL PLANS

          SECTION 4.1 IMMEDIATE COVERAGE. Holdings will establish a medical and dental plan or plans providing to Talbert Individuals medical and dental benefits similar to those provided by FHP immediately prior to the Expiration Date. Coverage under the medical and dental plan or plans of Holdings will commence immediately after the Expiration Date with respect to the Talbert Individuals. Effective as of the Expiration Date, the medical and


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dental plan or plans established by Holdings will not contain any exclusions or limitations for preexisting conditions. Holdings will continue to maintain such similar plans for a period of at least 12 months following the Expiration Date.

          SECTION 4.2 CLAIMS PAYMENT AND REIMBURSEMENT. Holdings medical and dental plan or plans will be responsible for all claims incurred by Talbert Individuals on or after the Expiration Date. FHP's medical and dental plan and any other group health plans, if any, will be responsible for all claims incurred by Talbert Individuals before the Expiration Date.

          SECTION 4.3 SUCCESSOR EMPLOYER. For purposes of the obligations set forth in Section 601, ET SEQ., of the Employee Retirement Income Security Act, (commonly known as "COBRA continuation coverage"), Holdings (including TMMC and THSC) will be considered a successor employer to FHP. Holdings medical and dental plan or plans will provide COBRA continuation coverage to Talbert Individuals even if such individuals became entitled to COBRA continuation coverage prior to the Expiration Date.

          SECTION 4.4 REPORTING, COMPLIANCE AND FUNDING. Holdings will be responsible for all required governmental compliance testing, reporting, disclosure and funding with respect to the medical and dental plan or plans established by Holdings after the Expiration Date (including without limitation, the obligation to file Forms 5500). Subject to Section 4.1, Holdings will have the same power and authority as held by FHP under FHP's medical plan or plans to amend or terminate coverage under said successor plan(s).


                       ARTICLE 5.  OTHER WELFARE BENEFITS

          SECTION 5.1 INSURED PLANS. Coverage of Talbert Individuals under any insured welfare benefit plans sponsored by FHP will continue until the Expiration Date, pursuant to the terms of such plans, and will then terminate.


          SECTION 5.2 FUTURE BENEFITS. Except as specifically provided in this Benefits Agreement, Holdings will establish benefit plans and programs following the Expiration Date according to the terms and conditions it selects.

          SECTION 5.3 REPORTING, COMPLIANCE AND FUNDING. Holdings will be responsible for all required governmental compliance testing, reporting, disclosure and funding with respect to any welfare plan or plans established by Holdings (including without limitation, the obligation to file Forms 5500) on or after the Expiration Date.


                         ARTICLE 6.  SEVERANCE BENEFITS


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          SECTION 6.1    SEVERANCE BENEFITS.  FHP will, if necessary, amend its
severance plans to provide that no severance benefits will be payable to Talbert Individuals as a result of the Offering.


                          ARTICLE 7.  STOCK OPTION PLAN

          Section 7.1 STOCK OPTION PLAN. FHP maintains the FHP International Corporation Executive Incentive Plan (the "EIP"). Some Talbert Individuals currently hold outstanding options (the "FHP Options") granted under the EIP. Pursuant to Section 4.8 of the FHP Merger Agreement, FHP Options outstanding as of the date of the FHP Merger will either be (i) cashed out in accordance with Section 4.8(a) of the FHP Merger Agreement or (ii) exchanged for options (the "Exchange Options") to purchase Class B common stock of N-T Holdings, Inc., the holding company for FHP and PacifiCare following the FHP Merger, in accordance with Section 4.8(b) of the FHP Merger Agreement. The effect of the separation of TMMC and THSC from N-T Holdings, Inc. on the Exchange Options held by Talbert Individuals will be as set forth in Section 4.8(b) of the FHP Merger Agreement.


                               ARTICLE 8.  GENERAL


          SECTION 8.1 INDEMNIFICATION. Holdings will indemnify and hold harmless FHP for any costs, liabilities and expenses, including attorneys' fees and other costs of defense, for any claims or actions against FHP (or any plan established or maintained by FHP, or any successor thereto), and for any liabilities or obligations imposed upon FHP, (or any plan established or maintained by FHP, or any successor thereto) with respect to (i) the obligations or liabilities assumed by Holdings (or any plan established or maintained by Holdings, or its subsidiaries, or any successor thereto) under this Benefits Agreement, and (ii) actions or omissions of Holdings (or any plan established or maintained by Holdings or its subsidiaries, or any successor thereto) with respect to any employee pension, benefit, health, welfare or other plans which are established by Holdings and which relate to any period after the Expiration Date.

          SECTION 8.2 NO THIRD PARTY BENEFICIARIES. Notwithstanding anything to the contrary herein, this Benefits Agreement is solely for the benefit of FHP and Holdings. There will be no third party beneficiaries under this Benefits Agreement, including, without limitation, any Talbert Individual or FHP Individual.

          SECTION 8.3 OTHER ACTIONS. FHP and Holdings will take such other and further actions as may be necessary or appropriate to carry out this Benefits Agreement.

          SECTION 8.4 GOVERNING LAW. This Benefits Agreement and the legal relations between the parties hereto will be governed by and construed in accordance with the internal laws of the State of California and without regard to conflict of laws principles.


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          SECTION 8.5    OBLIGATIONS BINDING UPON SUCCESSOR.  Obligations of FHP
and Holdings under this Benefits Agreement will be binding upon their respective successors or assigns.

          SECTION 8.6 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties hereto, and incorporates all prior and contemporaneous discussions, agreements and understandings between the parties with respect to the subject matter hereof.

          SECTION 8.7 AMENDMENT AND MODIFICATIONS. No amendment or other modification of this Agreement will be binding upon any party unless executed in writing by all parties thereto.

          SECTION 8.8 WAIVER. No waiver by any party of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

          SECTION 8.9 CAPTIONS. All captions in this Agreement are intended solely for the convenience of the parties, and none will be deemed to affect the meaning and construction of any provision of this Agreement.

          SECTION 8.10 COUNTERPARTS. This agreement and any amendment hereto may be executed in one or more counterparts and by different parties in separate counterparts. Such counterparts will constitute one and the same agreement and will become effective when the counterparts have been signed by each party and delivered to the other party.

          SECTION 8.11 EFFECTIVENESS. If FHP holds in excess of 50% of the outstanding shares of Holdings' common stock upon completion of the Offering, this Agreement will be null and void.

                  [remainder of page intentionally left blank]


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           IN WITNESS WHEREOF, the parties have caused this Benefits
Agreement to be executed by their duly authorized officers as of the day and year first written above.

                    FHP INTERNATIONAL CORPORATION


                    By:  /s/ Westcott W. Price
                         --------------------------
                         Westcott W. Price
                         President and Chief Executive Officer



                    TALBERT MEDICAL MANAGEMENT HOLDINGS CORPORATION


                    By:  /s/ Jack D. Massimino
                         --------------------------
                         Jack D. Massimino
                         President and Chief Executive Officer



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                                   APPENDIX A

                  PROFESSIONAL MEDICAL AND DENTAL CORPORATIONS


1.   Robert Anderson, DDS, Inc. (CA), (dba Talbert Dental Group).

2.   James Brodahl, DDS, Inc. (CA), (dba Talbert Dental Group).

3.   Larry Kaban, DDS, Inc. (CA), (dba Talbert Dental Group).

4.   John Whitley, DDS, Inc. (CA), (dba Talbert Dental Group).

5.   Talbert Medical Group, Inc. (CA) (dba Talbert Medical Group).

6.   Talbert Medical Group, Ltd. (NV).

7.   Talbert Dental Group, P.C. (AZ).

8.   Talbert Medical Group, P.C. (AZ).

9.   Talbert Dental Group, Inc. (UT).

10.  Talbert Medical Group, Inc. (UT).


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